Exhibit No. 99

REGIS REPORTS THIRD QUARTER 2021 IMPROVED TRAFFIC TRENDS AND CONTINUED PROGRESS IN KEY INITIATIVES
The Company Refranchised 126 Company-Owned Salons To Franchisees During Third Quarter And An Additional 109 Salons In Fourth Quarter To Date. As Of March 31, 2021, Approximately 87% Of The Company's Salon Portfolio Was Franchised
Over 1,700 Salons, Representing 35% Of U.S. Franchise Salons, Are Now Running Or Have Signed Contracts To Install Opensalon® Pro
The Company Adopted A New Merchandising Strategy To Outsource Product Sales, As Part Of The Transition To An Asset-Light, Fully-Franchised Model

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020

Consolidated Revenue	$100,267	$153,783	$315,983	$609,586
System-wide Revenue (1)	$269,951	$371,122	$791,577	$1,249,152

System-wide Same-Store Sales Comps	(20.7)%	(5.4)%	(28.7)%	(2.7)%
Franchise Same-Store Sales Comps	(19.3)%	(4.1)%	(27.6)%	(1.8)%
Company-owned Same-Store Sales Comps	(28.8)%	(7.9)%	(33.8)%	(3.9)%

Operating Loss	$(18,541)	$(59,399)	$(76,886)	$(76,771)
Loss From Continuing Operations	$(10,847)	$(67,842)	$(78,991)	$(98,540)
Diluted Loss per Share From Continuing Operations	$(0.30)	$(1.89)	$(2.20)	$(2.74)
EBITDA (2)	$(3,564)	$(56,449)	$(42,532)	$(71,469)
as a percent of revenue	(3.6)%	(36.7)%	(13.5)%	(11.7)%

As Adjusted (2)
Net (Loss) Income, as Adjusted	$(25,340)	$(4,024)	$(79,172)	$14,499
Diluted (Loss) Income per Share, as Adjusted	$(0.70)	$(0.11)	$(2.20)	$0.39
EBITDA, as Adjusted (2)	$(19,812)	$6,559	$(55,981)	$53,358
as a percent of revenue	(19.8)%	4.3%	(17.7)%	8.8%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, May 6, 2021 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology-enabled hair salons, today reported a third quarter 2021 net loss from continuing operations of $10.8 million, or $0.30 loss per diluted share as compared to a net loss from continuing operations of $67.8 million, or $1.89 loss per diluted share in the third quarter of 2020. The Company’s third quarter 2021 reported results included $14.5 million of discrete items. Excluding discrete items, the Company reported third quarter 2021 adjusted net loss of $25.3 million, or $0.70 loss per diluted share as compared to adjusted net loss of $4.0 million, or $0.11 earnings per diluted share, for the same period last year. The year-over-year decrease in adjusted net income was driven primarily by the decrease in the gain from the sale of salons to franchisees of $14.2 million due to lower proceeds per salon in the current year. The elimination of adjusted net income that had been generated in the prior year period from the 519 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months also contributed to the decline, but this was partially offset by significant reductions in general and administrative expense and marketing. Additionally, the Company estimates it lost approximately $23.7 million in revenue this quarter compared to $20.7 million in the prior year due to government-mandated salon closures and lower traffic due to the COVID-19 pandemic.
Total revenue in the quarter of $100.3 million decreased $53.5 million, or 34.8%, year-over-year driven primarily by the conversion of a net 519 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months and due to the impact of the COVID-19 pandemic.
Third quarter adjusted EBITDA loss of $19.8 million decreased $26.4 million, versus adjusted EBITDA of $6.6 million in the same period last year. Excluding the $4.6 million adjusted loss and $9.6 million adjusted gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA loss of $15.2 million was $12.2 million unfavorable versus the same period last year. This was driven primarily by the elimination of adjusted EBITDA that had been generated in the prior year period from the 519 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months and lower system-wide same-store sales due to the COVID-19 pandemic, partially offset by significant reductions in general and administrative expense and marketing spend.
Felipe Athayde, President and Chief Executive Officer, commented, "We are proud of the progress we have made against our key initiatives that will put us in the best position to optimize our brands and support our franchisees. While there is still much work to be done, we are putting in the hard work, not cutting corners, and taking the necessary steps to lay the right foundation for the future of Regis."

Third Quarter Segment Results
Franchise Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

(Dollars in millions) (1)	2021	2020		2021	2020

Revenue
Product	13.1	15.3	(2.2)	41.1	45.3	(4.2)
Royalties and fees	23.5	8.7	14.8	61.4	66.1	(4.7)
Franchise rental income	31.3	31.8	(0.5)	95.9	96.9	(1.0)
Total Franchise salons revenue	$67.9	$55.8	$12.1	$198.3	$208.2	$(9.9)

Franchise Same-Store Sales Comps (2)	(19.3)%	(4.1)%		(27.6)%	(1.8)%

EBITDA, as Adjusted	$12.0	$11.5	$0.5	$29.8	$36.4	$(6.6)
as a percent of revenue	17.7%	20.6%		15.0%	17.5%
as a percent of adjusted revenue (3)	38.7%	36.2%		33.9%	38.0%

Total Franchise Salons	5,317	5,126	191
as a percent of total Franchise and Company-owned salons	86.6%	73.9%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods.
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Third quarter Franchise revenue was $67.9 million, a $12.1 million, or 21.7% increase compared to the prior year quarter, and includes franchise rental income of $31.3 million. Royalties and fees were $23.5 million, a $14.8 million, or 170.6% increase versus the same period last year. Franchise fees contributed to $1.5 million of the increase, while advertising funds increased $13.4 million, primarily related to the refunding of fees in the prior year as a result of the COVID-19 pandemic. The increase in franchise fees and cooperative advertising was offset by lower royalties due to lower same-store sales primarily related to the COVID-19 pandemic. Product sales to franchisees of $13.1 million decreased $2.2 million versus the same period last year also due to lower same-store retail sales primarily related to the COVID-19 pandemic. Franchise adjusted EBITDA of $12.0 million increased $0.5 million, or 4.2% year-over-year primarily due an increase in franchise fees and a decrease in bad debt, partially offset by the decline in franchise same-store sales of 19.3% primarily related to the COVID-19 pandemic. Total franchise locations open at March 31, 2021 were 5,317 compared to 5,126 at March 31, 2020.

Company-Owned Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

(Dollars in millions) (1)	2021	2020		2021	2020

Total Revenue	$32.3	$97.9	$(65.6)	$117.6	$401.4	$(283.8)
Company-owned Same-Store Sales Comps	(28.8)%	(7.9)%		(33.8)%	(3.9)%

EBITDA, as Adjusted	$(12.8)	$(0.7)	$(12.1)	$(34.2)	$15.0	$(49.2)
as a percent of revenue	(39.6)%	(0.7)%		(29.1)%	3.7%

Total Company-owned salons	826	1,815	(989)
as a percent of total Franchise and Company-owned salons	13.4%	26.1%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Third quarter revenue for the Company-owned salon segment decreased $65.6 million, or 67.0%, versus the prior year to $32.3 million. The year-over-year decline in revenue was driven by the decrease of a net 519 salons sold and converted to the Company's franchise portfolio over the past 12 months, the closure of a net 470 unprofitable salons over the past 12 months and a decline in revenue due to the COVID-19 pandemic.
Third quarter adjusted EBITDA decreased $12.1 million, or 1,736.0%, versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 519 company-owned salons that were sold and converted to the Company's franchise portfolio over the past 12 months, the impacts of the COVID-19 pandemic, and the decline in service and product margins, partially offset by a decrease in general and administrative expense and marketing spend.

Other Key Events
•Continued migration of the Company's proprietary cloud-based salon management and point-of-sale technology solution, Opensalon® Pro. Over 1,200 salons, or 25%, of our franchise salons, are now running on Opensalon® Pro and an additional 500 have signed contracts to install Opensalon® Pro in the fourth quarter.
•As part of the Company's transformation to focus on managing and nurturing brands, and in line with a capital-light business, a new merchandise strategy to outsource product distribution was adopted. The Company’s exit out of the product distribution business is expected to occur in late 2021 and is anticipated to positively impact franchisees by providing them with access to industry-leading pricing, loyalty programs, promotional benefits, educational assets, and ongoing support. The Company remains committed to its private label brands, including Designline®, Blossom® Pure Haircare and a new men’s line called Prototype™, and distributors will carry these lines to sell exclusively to Regis franchisees.
•The Company continues to make meaningful progress on its multi-year strategy to convert to a fully-franchised model. During the third quarter, it sold and transferred 126 company-owned salons and in April it sold and transferred 109 company-owned salons.
•The impact of the transactions closed in the quarter is as follows:

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

	2021	2020		2021	2020

	(Dollars in thousands)

Salons sold to franchisees	126	375	(249)	408	1,363	(955)
Cash proceeds received	$595	$18,502	$(17,907)	$7,743	$87,916	$(80,173)

(Loss) gain on venditions, excluding goodwill derecognition	$(4,575)	$9,628	$(14,203)	$(8,463)	$50,841	$(59,304)
Non-cash goodwill derecognition	—	(17,486)	17,486	—	(76,966)	76,966
Loss from sale of salon assets to franchisees, net	$(4,575)	$(7,858)	$3,283	$(8,463)	$(26,125)	$17,662

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results on May 6, 2021, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com. A replay of the presentation will be available on our website at www.regiscorp.com/investorrelations.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of March 31, 2021, the Company franchised, owned or held ownership interests in 6,221 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, as well as the health and risk appetite of our stylists, customers and employees to return to the salon environment; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; Opensalon® Pro may not yield the intended results on timing and amounts due to the COVID-19 pandemic, efforts by our current third-party back office management system vendor to make it difficult for our franchisees to convert to our new company-owned system and the pending litigation with that third-party vendor; the impact of the COVID-19 pandemic on our key suppliers; the ability to address rent obligations incurred during the government-mandated hibernation of our salons related to the COVID-19 pandemic and the ability to obtain long-term rent concessions; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; compliance with credit facility covenants and access to the existing revolving credit facility; our and our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; success of the sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; the impact of recent actions by Walmart; marketing efforts to drive traffic to our franchisees' salons; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; continued ability to compete in our business markets; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; changes in economic conditions; changes in consumer tastes and fashion trends; failure at our distribution centers; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel; new merchandising strategy or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2021	June 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$34,510	$113,667
Receivables, net	31,254	31,030
Inventories	38,221	62,597
Other current assets	14,082	19,138
Total current assets	118,067	226,432

Property and equipment, net	27,080	57,176
Goodwill	229,221	227,457
Other intangibles, net	4,186	4,579
Right of use asset	629,006	786,216
Other assets	40,423	40,934
Total assets	$1,047,983	$1,342,794

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,840	$50,918
Accrued expenses	51,164	48,825
Short-term lease liability	123,224	137,271
Total current liabilities	203,228	237,014

Long-term debt, net	177,500	177,500
Long-term lease liability	536,234	680,454
Long-term financing liabilities	—	27,981
Other non-current liabilities	81,517	94,142
Total liabilities	998,479	1,217,091
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,789,825 and 35,625,716 common shares at March 31, 2021 and June 30, 2020, respectively	1,789	1,781
Additional paid-in capital	23,672	22,011
Accumulated other comprehensive income	9,092	7,449
Retained earnings	14,951	94,462
Total shareholders’ equity	49,504	125,703
Total liabilities and shareholders’ equity	$1,047,983	$1,342,794

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three And Nine Months Ended March 31, 2021 And 2020
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Revenues:
Service	$24,645	$78,387	$90,040	$322,133
Product	20,770	34,877	68,665	124,516
Royalties and fees	23,535	8,698	61,393	66,062
Franchise rental income	31,317	31,821	95,885	96,875
Total revenue	100,267	153,783	315,983	609,586
Operating expenses:
Cost of service	15,821	54,824	66,441	212,664
Cost of product	21,268	21,672	54,840	75,257
Site operating expenses	13,366	3,660	36,955	62,932
General and administrative	24,582	31,871	77,419	105,187
Rent	8,001	18,665	34,128	63,424
Franchise rent expense	31,317	31,821	95,885	96,875
Depreciation and amortization	3,620	10,359	17,384	27,486
Long-lived asset impairment	833	—	9,817	—
TBG mall location restructuring	—	146	—	2,368
Goodwill impairment	—	40,164	—	40,164
Total operating expenses	118,808	213,182	392,869	686,357

Operating loss	(18,541)	(59,399)	(76,886)	(76,771)

Other (expense) income:
Interest expense	(3,163)	(1,712)	(10,626)	(4,615)
Loss from sale of salon assets to franchisees, net	(4,575)	(7,858)	(8,463)	(26,125)
Interest income and other, net	15,099	148	15,616	3,188

Loss from continuing operations before income taxes	(11,180)	(68,821)	(80,359)	(104,323)

Income tax benefit	333	979	1,368	5,783

Loss from continuing operations	(10,847)	(67,842)	(78,991)	(98,540)

Income from discontinued operations, net of taxes	—	301	—	753

Net loss	$(10,847)	$(67,541)	$(78,991)	$(97,787)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.30)	$(1.89)	$(2.20)	$(2.74)
Income from discontinued operations	0.00	0.01	0.00	0.02
Net loss per share, basic and diluted (1)	$(0.30)	$(1.88)	$(2.20)	$(2.72)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	36,011	35,815	35,929	35,958
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Nine Months Ended March 31, 2021 And 2020
(Dollars in thousands)

	Nine Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(78,991)	$(97,787)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash adjustments related to discontinued operations	—	(967)
Depreciation and amortization	13,968	23,635
Salon asset impairment	—	3,851
Long-lived asset impairment	9,817	—
Deferred income taxes	(806)	(6,469)
Inventory reserve	6,875	—
Gain from disposal of distribution center assets	(14,878)	—
Gain from sale of company headquarters, net	—	(2,513)
Loss from sale of salon assets to franchisees, net	8,463	26,125
Goodwill impairment	—	40,164
Stock-based compensation	1,792	2,114
Amortization of debt discount and financing costs	1,313	206
Other non-cash items affecting earnings	183	(442)
Changes in operating assets and liabilities, excluding the effects of asset sales	(27,743)	(38,938)
Net cash used in operating activities	(80,007)	(51,021)

Cash flows from investing activities:
Capital expenditures	(9,609)	(32,331)
Proceeds from sale of assets to franchisees	7,743	87,916
Costs associated with sale of salon assets to franchisees	(242)	(1,887)
Proceeds from company-owned life insurance policies	1,200	—
Proceeds from sale of company headquarters	—	8,996
Net cash (used in) provided by investing activities	(908)	62,694

Cash flows from financing activities:
Borrowings on revolving credit facility	—	213,000
Repayments of revolving credit facility	—	(30,000)
Repurchase of common stock	—	(28,246)
Taxes paid for shares withheld	(316)	(1,968)
Minority interest buyout	(562)	—
Distribution center lease payments	(724)	(677)
Net cash (used in) provided by financing activities	(1,602)	152,109

Effect of exchange rate changes on cash and cash equivalents	6	(379)

(Decrease) increase in cash, cash equivalents, and restricted cash	(82,511)	163,403

Cash, cash equivalents and restricted cash:
Beginning of period	122,880	92,379
End of period	$40,369	$255,782

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(19.4)%	(20.3)%	(19.6)%	(8.2)%	(12.8)%	(9.5)%
Supercuts	(22.5)	(18.8)	(22.3)	(3.1)	(12.1)	(3.7)
Portfolio Brands	(17.7)	(19.0)	(17.9)	(4.6)	(6.4)	(4.8)
Total	(20.9)%	(19.4)%	(20.7)%	(4.6)%	(11.1)%	(5.4)%

	Nine Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(28.9)%	(28.0)%	(28.7)%	(2.8)%	(9.6)%	(4.8)%
Supercuts	(30.2)	(25.2)	(29.9)	(0.8)	(10.5)	(1.4)
Portfolio Brands	(27.3)	(20.9)	(26.6)	(2.1)	(6.6)	(2.7)
Total	(29.2)%	(25.2)%	(28.7)%	(1.7)%	(9.0)%	(2.7)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

FRANCHISE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(16.8)%	(22.8)%	(18.1)%	(9.6)%	(15.2)%	(10.9)%
Supercuts	(21.7)	(18.3)	(21.5)	(2.9)	(11.2)	(3.3)
Portfolio Brands	(14.8)	(17.7)	(15.1)	(3.3)	(4.9)	(3.5)
Total	(19.2)%	(20.0)%	(19.3)%	(3.5)%	(10.0)%	(4.1)%

	Nine Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(24.7)%	(29.2)%	(25.8)%	(6.0)%	(16.2)%	(8.6)%
Supercuts	(29.6)	(24.4)	(29.4)	(0.4)	(9.6)	(0.9)
Portfolio Brands	(25.4)	(18.1)	(24.6)	(1.0)	(6.6)	(1.7)
Total	(28.0)%	(24.2)%	(27.6)%	(0.9)%	(10.1)%	(1.8)%
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(1)Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

COMPANY-OWNED SAME-STORE SALES (2):

	Three Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(28.9)%	(13.9)%	(24.4)%	(7.7)%	(12.2)%	(9.0)%
Supercuts	(34.8)	(25.2)	(34.1)	(5.7)	(17.9)	(6.7)
Portfolio Brands	(29.0)	(23.9)	(28.4)	(6.2)	(8.7)	(6.5)
Total	(31.0)%	(17.0)%	(28.8)%	(6.9)%	(11.9)%	(7.9)%

	Nine Months Ended
	March 31, 2021			March 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(36.2)%	(26.5)%	(33.3)%	(2.0)%	(8.3)%	(3.8)%
Supercuts	(38.4)	(33.9)	(38.0)	(4.0)	(14.5)	(4.9)
Portfolio Brands	(32.7)	(29.2)	(32.4)	(3.2)	(6.6)	(3.5)
Total	(35.2)%	(27.4)%	(33.8)%	(2.8)%	(8.3)%	(3.9)%
_______________________________________________________________________________
(2)Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2021	June 30, 2020

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,569	1,317
Supercuts	2,357	2,508
Portfolio Brands (1)	1,233	1,217
Total North American salons	5,159	5,042
Total International Salons (2)	158	167
Total Franchise Salons	5,317	5,209
as a percent of total Franchise and Company-owned salons	86.6%	76.1%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	373	751
Supercuts	124	210
Portfolio Brands (1)	267	505
Mall-based (3)	62	166
Total Company-owned salons	826	1,632
as a percent of total Franchise and Company-owned salons	13.4%	23.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	78	82

Grand Total, System-wide	6,221	6,923
_______________________________________________________________________________
(1)Portfolio Brands was previously referred to as Signature Style.
(2)Canadian and Puerto Rican salons are included in the North American salon totals.
(3)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment from January 1, 2020.

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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating loss, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three and nine months ended March 31, 2021 and 2020:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•Employee litigation reserve
•Professional fees
•Severance expense
•CEO transition
•Corporate office transition
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease Liability Benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligations
•Long-lived asset impairment
•TBG restructuring
•Goodwill impairment
•Gain on distribution centers
•Goodwill derecognition
•TBG discontinued operations

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended March 31,		Nine Months Ended March 31,
	U.S. GAAP financial line item	2021	2020	2021	2020

U.S. GAAP revenue		$100,267	$153,783	$315,983	$609,586

U.S. GAAP operating loss		$(18,541)	$(59,399)	$(76,886)	$(76,771)

Non-GAAP operating expense adjustments (1)
Employee litigation reserve	Site operating expenses	—	—	—	(600)
Professional fees	General and administrative	480	(138)	3,422	223
Severance	General and administrative	848	5,136	3,239	8,053
CEO transition	General and administrative	300	—	(994)	—
Corporate office transition	Rent	—	515	—	919
Lease liability benefit	Rent	(3,009)	—	(11,295)	—
Lease termination fees	Rent	(147)	—	6,523	—
Real estate fees	Rent	158	—	534	—
Asset retirement obligation	Depreciation and amortization	774	—	3,447	—
Long-lived asset impairment	Long-lived asset impairment	833	—	9,817	—
TBG restructuring	TBG restructuring	—	146	—	2,368
Goodwill impairment	Goodwill impairment	—	40,164	—	40,164
Total non-GAAP operating expense adjustments		237	45,823	14,693	51,127

Non-GAAP operating loss (1)		$(18,304)	$(13,576)	$(62,193)	$(25,644)

U.S. GAAP net loss		$(10,847)	$(67,541)	$(78,991)	$(97,787)

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	—	—
Non-GAAP operating expense adjustments		237	45,823	14,693	51,127
Gain on distribution centers	Interest income and other, net	(14,878)	—	(14,878)	—
Corporate office transition	Interest income and other, net	—	—	—	(2,513)
Goodwill derecognition	Interest income and other, net	—	17,486	—	76,966
Income tax impact on Non-GAAP adjustments (2)	Income taxes	148	509	4	(12,541)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	—	(301)	—	(753)
Total non-GAAP net income adjustments		(14,493)	63,517	(181)	112,286
Non-GAAP net (loss) income		$(25,340)	$(4,024)	$(79,172)	$14,499
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended March 31, 2021 and 2020 were (18.3)% and (8.8)%, and were (19.7)% and (4.2)% for the nine months ended March 31, 2021 and 2020, respectively, and are calculated as non-GAAP operating loss divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and nine months ended March 31, 2021, respectively, and 22% for the three and nine months ended March 31, 2020, respectively, for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

U.S. GAAP net loss per diluted share	$(0.301)	$(1.884)	$(2.199)	$(2.719)
Employee litigation reserve (1)	—	—	—	(0.013)
Professional fees (1)	0.014	(0.003)	0.094	0.005
Severance (1)	0.023	0.112	0.089	0.169
CEO Transition (1)	0.008	—	(0.027)	—
Corporate office transition (1)	—	0.011	—	(0.034)
Lease liability benefit (1)	(0.083)	—	(0.311)	—
Lease termination fees (1)	(0.004)	—	0.180	—
Real estate fees (1)	0.004	—	0.015	—
Asset retirement obligation (1)	0.021	—	0.095	—
Long-lived asset impairment (1)	0.023	—	0.270	—
TBG restructuring (1)	—	0.003	—	0.050
Goodwill impairment (1)	—	0.863	—	0.833
Goodwill derecognition (1)	—	0.373	—	1.629
Gain on distribution centers (1)	(0.409)	—	(0.410)	—
TBG discontinued operations, net of tax	—	(0.008)	—	(0.020)
CARES Act	—	0.409	—	0.395
Tax asset valuation	—	0.012	—	0.012
Impact of change in weighted average shares (3)	—	—	—	0.084
Non-GAAP net (loss) income per diluted share (2)	$(0.704)	$(0.112)	$(2.204)	$0.391

U.S. GAAP Weighted average shares - basic	36,011	35,815	35,929	35,958
U.S. GAAP Weighted average shares - diluted	36,011	35,815	35,929	35,958
Non-GAAP Weighted average shares - diluted (3)	36,011	35,815	35,929	37,103
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and nine months ended March 31, 2021, respectively, and 22% for the three and nine months ended March 31, 2020, respectively, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net (loss) income per share reflects the weighted average shares associated with non-GAAP net (loss) income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the nine months ended March 31, 2020 included additional shares for common stock equivalents of 1.1 million. The impact of the adjustments described above result in the impact of the common stock equivalents to be dilutive to the non-GAAP net income per share. For the three and nine months ended March 31, 2021 and the three months ended March 31, 2020, the impact of the adjustments described above resulted in a non-GAAP net loss, therefore, the impact of the common stock equivalents is not dilutive.

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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Income (Loss) To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and nine months ended March 31, 2021, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net (loss) income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended March 31, 2021
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$11,960	$(12,623)	$(10,184)	$(10,847)
Interest expense, as reported	—	—	3,163	3,163
Income taxes, as reported	—	—	(333)	(333)
Depreciation and amortization, as reported	333	1,687	1,600	3,620
Long-lived asset impairment, as reported	22	811	—	833
EBITDA (as defined above)	$12,315	$(10,125)	$(5,754)	$(3,564)

Professional fees	—	—	480	480
Severance	—	—	848	848
CEO transition	—	—	300	300
Lease liability benefit	(308)	(2,701)	—	(3,009)
Lease termination fees	—	(147)	—	(147)
Real estate fees	—	158	—	158
Gain on distribution centers	—	—	(14,878)	(14,878)
Adjusted EBITDA, non-GAAP financial measure	$12,007	$(12,815)	$(19,004)	$(19,812)

	Three Months Ended March 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$11,082	$(50,661)	$(27,962)	$(67,541)
Interest expense, as reported	—	—	1,712	1,712
Income taxes, as reported	—	—	(979)	(979)
Depreciation and amortization, as reported	292	9,799	268	10,359
EBITDA (as defined above)	$11,374	$(40,862)	$(26,961)	$(56,449)

Professional fees	—	—	(138)	(138)
Severance	—	—	5,136	5,136
Corporate office transition	—	—	515	515
TBG restructuring	146	—	—	146
Goodwill impairment, as reported	—	40,164	—	40,164
Goodwill derecognition	—	—	17,486	17,486
TBG discontinued operations, net of income tax	—	—	(301)	(301)
Adjusted EBITDA, non-GAAP financial measure	$11,520	$(698)	$(4,263)	$6,559
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended March 31, 2021 and 2020 were (3.6)% and (36.7)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended March 31, 2021 and 2020 were (19.8)% and 4.3%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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	Nine Months Ended March 31, 2021
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$28,735	$(50,739)	$(56,987)	$(78,991)
Interest expense, as reported	—	—	10,626	10,626
Income taxes, as reported	—	—	(1,368)	(1,368)
Depreciation and amortization, as reported	896	11,080	5,408	17,384
Long-lived asset impairment, as reported	726	9,091	—	9,817
EBITDA (as defined above)	$30,357	$(30,568)	$(42,321)	$(42,532)

Professional fees	—	—	3,422	3,422
Severance	—	—	3,239	3,239
CEO transition	—	—	(994)	(994)
Lease liability benefit	(606)	(10,689)	—	(11,295)
Lease termination fees	—	6,523	—	6,523
Real estate fees	—	534	—	534
Gain on distribution centers	—	—	(14,878)	(14,878)
Adjusted EBITDA, non-GAAP financial measure	$29,751	$(34,200)	$(51,532)	$(55,981)

	Nine Months Ended March 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$33,417	$(46,365)	$(84,839)	$(97,787)
Interest expense, as reported	—	—	4,615	4,615
Income taxes, as reported	—	—	(5,783)	(5,783)
Depreciation and amortization, as reported	662	21,844	4,980	27,486
EBITDA (as defined above)	$34,079	$(24,521)	$(81,027)	$(71,469)

Employee litigation reserve	—	(600)	—	(600)
Professional fees	—	—	223	223
Severance	—	—	8,053	8,053
Corporate office transition	—	—	(1,594)	(1,594)
TBG restructuring	2,368	—	—	2,368
Goodwill impairment, as reported	—	40,164	—	40,164
Goodwill derecognition	—	—	76,966	76,966
TBG discontinued operations	—	—	(753)	(753)
Adjusted EBITDA, non-GAAP financial measure	$36,447	$15,043	$1,868	$53,358
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the nine months ended March 31, 2021 and 2020 were (13.5)% and (11.7)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the nine months ended March 31, 2021 and 2020 were (17.7)% and 8.8%, respectively, and are calculated as adjusted EBITDA divided by adjusted U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020

As Adjusted EBITDA	$12,007	$11,520
U.S. GAAP revenue	67,931	55,837
As Adjusted EBITDA as a % of U.S. GAAP revenue	17.7%	20.6%
Non-margin revenue adjustments:
Franchise rental income	(31,317)	(31,821)
Advertising fund (fee) refund	(5,580)	7,789
Adjusted revenue	$31,034	$31,805
As Adjusted EBITDA as a percent of adjusted revenue (1)	38.7%	36.2%

	Nine Months Ended March 31,
	2021	2020

As Adjusted EBITDA	$29,751	$36,447
U.S. GAAP revenue	198,335	208,224
As Adjusted EBITDA as a % of U.S. GAAP revenue	15.0%	17.5%
Non-margin revenue adjustments:
Franchise rental income	(95,885)	(96,875)
Advertising fund fee	(14,804)	(13,341)
TBG product sales	—	(2,010)
Adjusted revenue	$87,646	$95,998
As Adjusted EBITDA as a percent of adjusted revenue (1)	33.9%	38.0%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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